UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report:  January 17, 2006

                          NANOPIERCE TECHNOLOGIES, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                   33-19598-D              84-0992908
----------------------------       -----------       ----------------------
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)      Identification Number)

           370 17th Street, Suite 3640, Denver, Colorado 80202
           ---------------------------------------------------
           (Address of Principal Executive Offices) (Zip Code)


                              (303) 592-1010
                              --------------
            Registrant's telephone number, including area code


                                   None
     -----------------------------------------------------------------
       (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     On January 17, 2006 (the "Issue Date"), in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder, Nanopierce Technologies, Inc. (the "Company") issued to Arizcan Properties, Ltd. ("Arizcan") a total of 200,000 shares of its newly designated Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") for an aggregate purchase price of $1,500,000. For purposes of acquiring the shares of Series A Preferred Stock, Arizcan paid the Company $400,000 in cash from loans made by individuals to Arizcan and executed and delivered an unsecured promissory note bearing interest at 7% for the remaining $1,100,000 payable on or before one year from the Issue Date.

     The terms of the Series A Preferred Stock, including but not limited to its rights and preferences, are as set forth in the Certificate of Designation of Series A Preferred Stock attached as an exhibit to this Report, and is incorporated by reference herein. Each share of Series A Preferred Stock may be converted into 1,500 shares of the Company's common stock, par value $0.0001 per share ("Common Stock") at the times and in the manner set forth in the Certificate of Designation.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

     The information provided in Item 3.02 of this Current Report is incorporated herein by reference. As a result of the issuance of the Series A Preferred Stock to Arizcan as described in response to Item 3.02 of this Report, a change in control of the Company has occurred.

     The Series A Preferred Stock votes as a single class with the Common Stock of the Company, with each share of Series A Preferred Stock entitled to one thousand two hundred (1,200) votes, or an aggregate of 240,000,000 votes for all of the Series A Preferred Stock. As a result, as of the Issue Date, Arizcan acquired approximately 55% of the voting power of the Company on a fully diluted basis. If Arizcan converts the Series A Preferred Stock into Common Stock,
Arizcan would own approximately 60% of the Company's Common Stock and approximately 60% of the voting power of the Company on a fully diluted basis as of the Issue Date. Arizcan is wholly owned by Triumphant Partners, LLC, a Colorado limited liability company that is owned by Stan Richards.

     The Company is not aware of any arrangements which may result in a future change in control of the Company.

ITEM 8.01  OTHER EVENTS

     On January 18, 2006, the Company filed the Certificate of Designation establishing the rights, preferences and privileges of its Series A Preferred Stock with the Secretary of State of the State of Nevada. The information provided in Item 1.01 above is incorporated herein by reference. A copy of the Certificate of Designation is attached hereto as Exhibit 4.01.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c) EXHIBITS The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of
Item  601  of  Regulation  S-B.

EXHIBIT NO.                                DESCRIPTION

    4.01     Certificate of Designation of Series A Convertible Preferred Stock*

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*Filed herewith


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        NANOPIERCE TECHNOLOGIES, INC.


                                        By:  /s/  Paul H. Metzinger
                                           ------------------------
                                           Paul H. Metzinger, President and
                                            and Chief Executive  Officer


                                        Date:  January 18, 2006


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